Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                              ZKID NETWORK COMPANY
--------------------------------------------------------------------------------
               (Exact Name of Registrant as specified in charter)



         Nevada                      0-29981                    91-2027724
--------------------------------------------------------------------------------
(State of Incorporation)        (SEC File Number)         (IRS Employer I.D.No.)


                  445 W. Erie St., Ste. 106B, Chicago, IL 60610
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


               Employee and Consulting Services Compensation Plan

                            (Full Title of the Plan)

                                 Jon Darmstadter
                             Chief Executive Officer
                           445 W. Erie St., Ste. 106B
                                Chicago, IL 60610


                     (Name and Address of agent for Service

                                 (312) 654-0733

          (Telephone number, including area code for agent for service)



                         CALCULATION OF REGISTRATION FEE


                                   Proposed        Proposed
 Title of         (1)              maximum         maximum
 securities       Securities       offering        aggregate       Amount of
 to be            to be            price per       offering        Registration
 registered       registered       share (2)       price (2)       Fee (3)
 ----------       ----------       ---------       ---------       ------------
 Common           1,125,000        $0.045          $50,625         $ 12.65
 $.0001 par       shares
 value

(1) Includes an indeterminate number of additional shares which may be issued pursuant to the above plan as a result of any future stock split, stock dividend, or similar adjustment.

(2) Estimated pursuant to Rule 457(c) solely for purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported on December 5, 2002 by the NASD OTC Bulletin Board.


                                EXPLANATORY NOTE
                                ----------------

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified in Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.


                                     PART II
                                     -------

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this registration statement by reference:

(a) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, including but not limited to the Company's Annual Report on Form 10-KSB for the year ending December 31, 2001 and Quarterly Report on Forms 10-QSB for the quarters ending March 31, 2002, June 30, 2002 and September 30, 2002.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of the shares then remaining unsold, will be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of the documents. Any statement contained in a document incorporated or superceded for purposes of this registration statement, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded will not be deemed, except as so modified or superceded, to constitute a part of this registration statement.


Item 4. DESCRIPTION OF SECURITIES

         Not applicable, the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.


Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this registration statement will be passed upon for Zkid Network Company by Gregory M. Wilson, Attorney at Law. This registration statement registers shares, a portion of which, have been authorized for issuance for legal services rendered under the plan. Mr. Wilson is a Company shareholder.

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article X of the Company's Articles of Incorporation provide for indemnification of its directors, officers and employees as follows: "The Corporation will, to the fullest extent permitted by the Nevada Business Corporations Act, as the same may be amended and supplemented, indemnify any and all persons whom it will have power to indemnify under this section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by this section, and the indemnification provided for herein will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director officer, employee, or agent and will inure to the benefit of the heirs, executors, and administrators of such a person. Pursuant to statutory authority, the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.


Item 8. EXHIBITS.

         The  following   documents  are  incorporated  by  reference  from  the
Company's Periodic Report filings, SEC File #0-29981, as filed with the Securities & Exchange Commission.

Exhibit Number          Description
--------------          -----------

    *(3.1) Articles of Incorporation of East Coeur d'Alene Silver Mines, Inc., now known as Zkid Network Company

    *(3.2)              Certificate of Amendment of Articles of Incorporation of
                        East  Coeur  d'Alene   Silver  Mines,   Inc.   including
                        corporate name change to Zkid Network Company

    *(3.3)              Certificate of Designation Zkid Network Company

    *(3.4)              By-Laws of ZKid Network Company

     (5.0)              Opinion of Counsel and consent regarding the legality of
                        the  securities   registered  under  this   Registration
                        Statement

    (23.0)              Consent of Independent Certifying Public Accountant

-------------------
* Previously filed on Form 8-K May 9, 2001.

Item 9. UNDERTAKINGS.

        The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois.

Dated: December 5, 2002

                                                     ZKID NETWORK COMPANY
                                                     a Nevada corporation


                                                       /s/ Jon Darmstadter
                                                     ---------------------
                                                     Jon Darmstadter
                                                     CEO, Director


                                                       /s/ Donald Weisberg
                                                     ---------------------
                                                     Donald Weisberg
                                                     President, Director


Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Date: December 5, 2002                                 /s/ Jon Darmstadter
                                                     ---------------------
                                                     Jon Darmstadter
                                                     CEO, Director


                                                       /s/ Donald Weisberg
                                                     ---------------------
                                                     Donald Weisberg
                                                     President, Director